                                                                      EXHIBIT 21



                                 SUBSIDIARIES OF
                             POLYMEDICA CORPORATION

                                                STATE OR OTHER JURISDICTION OF
        NAME                                    INCORPORATION OR ORGANIZATION
        ----                                    -----------------------------
        PolyMedica Pharmaceuticals
        (U.S.A.), Inc.                            Massachusetts

        PolyMedica Healthcare, Inc.               Delaware

        Liberty Medical Supply, Inc.              Florida

        Liberty Direct Services Corporation       Delaware

        Liberty Home Pharmacy Corporation         Delaware

        Liberty Enteral Products Corporation      Delaware

        PolyMedica Securities, Inc.               Massachusetts

        PolyMedica Holdings, Inc.                 Delaware



                                 SUBSIDIARIES OF
                    POLYMEDICA PHARMACEUTICALS (U.S.A.), INC.

        PolyMedica Pharmaceuticals
        (Puerto Rico), Inc.                       Delaware

        PolyMedica Pharmaceuticals
        Securities, Inc.                          Massachusetts



                                 SUBSIDIARIES OF
                          LIBERTY MEDICAL SUPPLY, INC.

        Liberty Lane Development
        Company, Inc.                             Florida

        Liberty Medical Supply, L.L.C.            Delaware

                                 SUBSIDIARIES OF
                           LIBERTY HOME PHARMACY, INC.

        Liberty Home Pharmacy, L.L.C.           Delaware